UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 23, 2021 (February 11, 2021)

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38308	98-1146821
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

B-7-5, Northpoint Office,

Mid Valley City, No.1 Medan Syed Putra Utara,

59200 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 2201-3192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRNQ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into A Material Definitive Agreement

On February 11, 2021, Greenpro Capital Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with Streeterville Capital, LLC (“Streeterville”). Pursuant to the agreement, Streeterville will be purchasing from the Company a convertible promissory note in the principal amount of $4,410,000 (the “Note”).

The unsecured Note is for a term of 18 months and with an interest rate of ten percent (10%) per annum. The Note also carries an original issue discount of $400,000.00. In addition, the Company has agreed to pay $10,000.00 to Streeterville to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note.

The Company has covenanted to use part of the proceeds from the Note to repay the outstanding notes it issued to FirstFire Global Opportunities Fund, LLC and Granite Global Value Investments Ltd.

Streeterville has the right, at any time after the proceeds of the Note had been paid to the Company until the outstanding balance has been paid in full, at its election, to convert all or any portion of the outstanding balance into restricted shares of common stock of the Company at a conversion price of $1.50 per share.

Additionally, Streeterville has the right, after six months, to redeem all or any portion of the Note, not exceeding $962,500 per month. The Note may be redeemed for cash or shares of common stock in the Company at the lesser of $1.50 per share or the lowest volume weighted average price (VWAP) during the ten (10) trading days immediately preceding the redemption. The Company will not be entitled to elect a particular redemption conversion with respect to any portion of any applicable redemption amount and shall be required to pay the redemption amount in cash, if on the applicable redemption date there is an Equity Conditions Failure (as defined in the Note).

The proceeds of the Note were received on February 17, 2021.

On February 21, 2021, the Company entered into an amendment to convertible promissory note (the “Amendment”) with Streeterville. Pursuant to the Amendment, the obligation in Section 1.3 of the Note to repay the outstanding note issued to EMA Financial, LLC within fifteen (15) days of the Effective Date is deleted from the Note.

The preceding description of the Agreement, the Note and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Note and the Amendment, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 respectively to this report and incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is hereby incorporated by reference into this Item 3.02. The issuance of the Note and the Company common stock on conversion or redemption of the Note will be exempt from registration pursuant to the provisions of Section 4(a)(2) of the Securities Act, as amended and Rule 506 of Regulation D promulgated thereunder. Streeterville has represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Convertible Promissory Note
10.3	Amendment to Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: February 23, 2021	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director (Principal Executive Officer)